Exhibit 99.1

Hercules Capital Announces Its Intention to Fully Redeem its 5.25% Notes due 2025

The redemption is expected to be completed in Q3 2021, and to include a one-time (non-cash) expense to earnings of approximately $1.46 Million, or $0.01 per share

PALO ALTO, Calif., May 28, 2021 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced its intent to fully redeem approximately $75.0 million (face value) in issued and outstanding aggregate principal amount of the Company’s 5.25% Notes due 2025 (CUSIP No. 427096 854) (the “Notes”), which were issued pursuant to the indenture dated as of March 6, 2012, between the Company and U.S. Bank National Association, as trustee, as supplemented by the fifth supplemental indenture dated as of April 26, 2018 (the “Indenture”). The Notes trade on the New York Stock Exchange under the ticker symbol “HCXZ.”

The redemption price will be par $25.00 per Note plus accrued and unpaid interest through, but excluding, the redemption date of July 1, 2021.

The Notes should be presented and surrendered by mail or by hand at the office of the Paying Agent, U.S. Bank National Association, Corporate Trust Services, 111 Fillmore Avenue E, St. Paul, MN 55107. Settlement of the redemption is expected to occur on July 1, 2021. Questions related to the notice of redemption and related materials should be directed to U.S. Bank via telephone at 1-800-934-6802.

The full redemption of the $75.0 million issued and outstanding aggregate principal amount of Notes will result in a one-time/non-recurring non-cash expense in Q3 2021 of approximately $1.46 million, or $0.01 per share, based on the 114.3 million weighted average shares outstanding on March 31, 2021, attributed to the acceleration the remaining unamortized underwriting fees and expenses.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $11.6 billion to over 530 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under ticker symbol HTGC. In addition, Hercules has two retail bond issuances of 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com